Exhibit 99.1

Marchex to Maintain Archeo as a Division; Announces 2014 Dividend Plan based on Archeo Cash Generation

SEATTLE—(BUSINESS WIRE)—September 19, 2013— Marchex, Inc. (NASDAQ:MCHX), a leader in mobile performance advertising, today announced that it will not pursue a spin off of its domains-related assets into a stand-alone, publicly-traded company at this time and that Archeo will continue to operate as an independent division of Marchex.

Marchex came to this conclusion as part of a recent strategic review. The review began this summer after Marchex sold certain pay-per-click assets, which were operating under Archeo in July. Marchex sold the assets to help sharpen Archeo’s focus and market opportunity around domains, but as a result, Archeo’s overall financial profile became smaller.

The review determined that the incremental costs and complexities associated with taking Archeo public at this time would be prohibitive, and that Archeo’s value to shareholders is best recognized as a segmented division of Marchex.

“This is the right decision for Marchex and our shareholders,” said Russell Horowitz, Chief Executive Officer and Chairman of Marchex. “Archeo has tremendous asset value and we will continue to consider various strategic options. In the meantime, this decision frees up valuable resources and allows us to direct Archeo’s positive cash flow to both build Marchex’s balance sheet and fund Archeo’s growth initiatives.”

Archeo, which earlier this month announced the launch of its Archeo Domains Marketplace, will continue to execute on its business strategy of building a vibrant and transparent ecosystem for buying and selling domains. The new online marketplace provides direct access to Archeo’s portfolio of more than 200,000 premium domain names available for sale.

Marchex also announced today that its Board of Directors has approved a plan to allocate a portion of Archeo’s cash flow to fund an ongoing quarterly Marchex shareholder dividend, subject to capital availability. Marchex anticipates it will fund a $0.02 per share quarterly dividend beginning in the first quarter of 2014. The aggregate quarterly dividend for the first quarter of 2014 is estimated at approximately $720,000. This dividend plan replaces, and depending on Archeo’s cash generation, may increase and potentially exceed Marchex’s prior dividend, which was put in place in November, 2006.

About Marchex

Marchex, Inc. delivers customer calls to businesses and analyzes those calls so companies can get the most out of their mobile advertising. Marchex supports its customers through a unique technology platform that has three primary components: (1) Call Analytics, which powers all of our advertising solutions, and allows partners to leverage data and insights that accurately measure the performance of mobile, online and offline call advertising; (2) Digital Call Marketplace, which annually connects millions of consumer calls to our advertisers from a range of mobile and online sources on a Pay For Call basis; and (3) Local Leads, a white-labeled, full-service digital advertising solution for small business resellers that drives quality phone calls and other leads to their small business advertisers. Marchex is based in Seattle. To learn more, please visit www.marchex.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause the actual results of Marchex to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of Marchex’s most recent periodic report or registration statement filed with the SEC. All of the information provided in this release is as of September 19, 2013 and Marchex undertakes no duty to update the information provided herein.

Contact:

Marchex Investor Relations:

Trevor Caldwell, 206-331-3600

Email: ir(at)marchex.com

or

Marchex Public Relations:

Sonia Krishnan, 206-331-3434

Email: skrishnan(at)marchex.com